Sound Federal Bancorp, Inc. Announces Third
                           Fiscal Quarter Earnings

    WHITE PLAINS, N.Y., Jan. 28 /PRNewswire-FirstCall/- Sound Federal Bancorp, Inc. (Nasdaq: SFFS) (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.8 million or diluted earnings per share of $0.14 for the quarter ended December 31, 2003, as compared to $2.0 million or diluted earnings per share of $0.15 for the quarter ended December 31, 2002, a decrease of 11.4% in net income. The decrease in net income for the quarter ended December 31, 2003 as compared to the same quarter in the prior year is primarily attributable to a $583,000 increase in non-interest expense partially offset by a $266,000 increase in net interest income. For the nine months ended December 31, 2003, net income amounted to $5.2 million or diluted earnings per share of $0.41 as compared to $6.2 million or diluted earnings per share of $0.47 for the same period in the prior year. The decrease in net income for the nine months ended December 31, 2003 reflects an increase of $2.2 million in non-interest expense partially offset by an increase of $448,000 in net interest income and a decrease of $542,000 in income tax expense.
    In connection with the second-step mutual-to-stock conversion of Sound Federal, MHC that was completed on January 6, 2003, a total of 7,780,737 shares of common stock were sold at a price of $10.00 per share. In addition, 5,444,263 shares were issued to existing stockholders of our mid-tier holding company resulting in an exchange ratio of 2.7667. At the completion of the second-step conversion, the Company had 13,225,000 shares issued and outstanding. At December 31, 2003, the Company had 12,803,133 shares shares outstanding (exclusive of 444,000 treasury shares).
    Bruno J. Gioffre, Chairman of the Board, commented, "We continue to execute our business plan and invest our net conversion proceeds. Despite decreases in our interest rate spread and net interest margin, we have been able to increase net interest income over prior year amounts. Net interest income amounted to $6.7 million for the quarter ended December 31, 2003 as compared to $6.4 million for the same period in 2002. For the nine months ended December 31, 2003, net interest income increased $448,000 or 2.4% to $19.4 million as compared to the same period in the prior year. The extended low interest rate environment will continue to provide a challenge for Sound Federal and much of the thrift industry."
    Mr. Gioffre continued, "We continue to evaluate opportunities to invest the capital raised in our second-step conversion. Our commitments to stockholder value and franchise value are the guiding principles in evaluating these opportunities. We announced a share repurchase program in July 2003 for a total of 530,482 shares, of which 474,000 shares were repurchased by December 31, 2003. We have increased our quarterly cash dividend by 20% since the beginning of 2003. We believe our de-novo branch strategy has been successful in adding to the Bank's franchise value and we are continuing to evaluate new branch opportunities as they become available. We look forward to 2004 and the challenges and opportunities that lie ahead for Sound Federal. As always, we appreciate your investment in Sound Federal."
    The Company's total assets amounted to $881.6 million at December 31, 2003 as compared to $796.1 million at March 31, 2003. The $85.5 million increase in total assets is primarily due to a $59.9 million increase in securities available for sale to $355.0 million, a $33.8 million increase in net loans to $461.5 million, and the purchase of bank-owned life insurance with a cash surrender value of $10.0 million. These increases were partially offset by a decrease in federal funds sold of $24.3 million. Our asset growth was funded principally by a $94.2 million increase in deposits to $698.4 million.
    Total stockholders' equity decreased $6.2 million to $132.1 million at December 31, 2003 as compared to $138.3 million at March 31, 2003. The decrease reflects the purchase of 474,000 shares of the Company's common stock at a cost of $7.4 million, dividends paid of $1.9 million and a decrease of $3.1 million attributable to accumulated other comprehensive (loss) income, partially offset by net income of $5.2 million and proceeds of $246,000 on the issuance of 30,000 treasury shares for stock options exercised. The change in accumulated other comprehensive (loss) income reflects a net unrealized holding loss of $5.0 million on securities available for sale, less a $1.9 million income tax effect for the nine months ended December 31, 2003.
    Net interest income for the quarter ended December 31, 2003 amounted to $6.7 million, a $266,000 increase from the same period in the prior year. The interest rate spread was 2.92% and 3.66% for the quarters ended December 31, 2003 and 2002, respectively. Our net interest margin for those respective periods was 3.17% and 3.81%. For the nine months ended December 31, 2003, net interest income amounted to $19.4 million as compared to $19.0 million for the same period in the prior year. Our interest rate spread was 2.93% and 3.82% and our net interest margin was 3.22% and 3.98% for the respective 2003 and 2002 nine-month periods. The decreases in interest rate spread and net interest margin are primarily the result of mortgage refinancings, lower rates on new loans originated and lower returns on our investment portfolio, as interest rates remain at 40-year lows. If interest rates remain at these low levels or decrease further, the yields earned on our interest-earning assets may continue to decrease and adversely affect the Company's interest rate spread and net interest margin.
    Non-interest income totaled $252,000 and $229,000 for the quarters ended December 31, 2003 and 2002, respectively. For the nine months ended December 31, 2003, non-interest income amounted to $765,000 as compared to $623,000 for the same period in 2002. The increase in non-interest income was primarily due to higher levels of income from service charges on deposit accounts, late charges on loans and various other service fees.
    Non-interest expense totaled $3.9 million for the quarter ended December 31, 2003 as compared to $3.4 million for the quarter ended December 31, 2002. This increase is due primarily to increases of $457,000 in compensation and benefits, $58,000 in occupancy and equipment expense, $83,000 in data processing service fees and $82,000 in other non-interest expense, partially offset by a decrease of $97,000 in advertising and promotion expense. For the nine months ended December 31, 2003, non-interest expense increased
$2.2 million to $11.6 million as compared to $9.4 million for the same period in the prior year. This increase is due primarily to increases of $1.4 million in compensation and benefits, $375,000 in occupancy and equipment expense, and $329,000 in other non-interest expense.
    The increase in compensation and benefits expense is due primarily to normal salary increases, additional staff to support the growth in the Company's lending operations and the Stamford branch, which opened in September 2003, and additional ESOP expense. The increase in ESOP expense reflects the increase in shares committed to be released for allocation as a result of the second-step conversion and the increase in the market value of those shares. Compensation expense is recognized for the ESOP equal to the fair value of shares committed to be released for allocation to participant accounts. The difference between the fair value at that time and the ESOP's original acquisition cost is charged or credited to stockholders' equity. For the quarter and nine months ended December 31, 2003, the difference credited to equity amounted to $123,000 and $300,000, respectively, as compared to $92,000 and $204,000 for the same periods in 2002.
    The increase in occupancy and equipment expense is primarily due to two new branch locations (Somers, New York and Stamford, Connecticut) and the Company's new corporate office which opened in April 2003.
    The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich and Stamford.

    This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences, (iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.


    Sound Federal Bancorp, Inc. and Subsidiary

    CONSOLIDATED BALANCE SHEETS
    (Unaudited)
    (Dollars in thousands, except per
      share data)                               December 31,         March 31,
                                                     2003              2003

    Assets
    Cash and due from banks                        $11,068            $8,776
    Federal funds sold and other
     overnight deposits                             11,784            36,121
    Securities available for sale, at
     fair value                                    354,955           295,048

    Loans, net:
      Mortgage loans                               462,673           428,575
      Consumer loans                                 1,417             1,551
      Allowance for loan losses                     (2,637)           (2,442)
                Total loans, net                   461,453           427,684

     Accrued interest receivable                     3,557             3,678
     Federal Home Loan Bank stock                    5,303             4,141
     Premises and equipment, net                     5,625             5,467
     Deferred income taxes                           2,310               392
     Goodwill                                       13,970            13,970
     Bank-owned life insurance                      10,000                --
     Other assets                                    1,612               811
                Total assets                      $881,637          $796,088

    Liabilities and Stockholders' Equity
    Liabilities:
      Deposits                                    $698,416          $604,260
      Borrowings                                    35,000            35,000
      Mortgagors' escrow funds                       5,176             4,603
      Due to brokers for securities purchased        8,163            10,495
      Accrued expenses and other liabilities         2,791             3,409
                Total liabilities                  749,546           657,767
    Stockholders' equity:
       Preferred stock ($0.01 par value;
        1,000,000 shares authorized;
        none issued and outstanding)                    --                --
       Common stock ($0.01 par value;
        24,000,000 shares authorized;
        13,247,133 shares issued)                      132               132
       Additional paid-in capital                   95,840            95,395
       Treasury stock, at cost (444,000
        shares at December 31, 2003)                (6,929)               --
       Common stock held by the Employee
        Stock Ownership Plan                        (6,682)           (7,059)
       Common stock awards under the
        Recognition and Retention Plan                  --              (100)
       Retained earnings                            52,789            49,937
       Accumulated other comprehensive
        (loss) income, net of taxes                 (3,059)               16
                Total stockholders' equity         132,091           138,321
                Total liabilities and
                 stockholders' equity             $881,637          $796,088


    Sound Federal Bancorp and Subsidiary

    CONSOLIDATED STATEMENTS OF INCOME
    (Unaudited)
    (In thousands, except per share data)
                                            For the Quarter      For the Nine
                                                 Ended           Months Ended
                                              December 31,        December 31,
                                              2003    2002       2003     2002
    Interest and Dividend Income
     Loans                                  $6,641  $7,527    $19,900  $22,767
     Mortgage-backed and other securities 3,186 2,130 8,693 6,177 Federal funds sold and other
      overnight deposits                        46     158        220      390
     Other earning assets                       --      55        123      139
     Total interest and dividend income      9,873   9,870     28,936   29,473

    Interest Expense
     Deposits                                2,798   3,025      8,342    9,211
     Borrowings                                381     409      1,130    1,236
     Other interest-bearing liabilities          7      38         42       52
     Total interest expense                  3,186   3,472      9,514   10,499

     Net interest income                     6,687   6,398     19,422   18,974
     Provision for loan losses                  75      50        200      175
     Net interest income after provision
      for loan losses                        6,612   6,348     19,222   18,799

    Non-Interest Income
     Service charges and fees                  252     229        765      610
     Gain on sale of real estate owned          --      --         --       13
     Total non-interest income                 252     229        765      623

    Non-Interest Expense
     Compensation and benefits               2,107   1,650      6,105    4,701
     Occupancy and equipment                   553     495      1,699    1,324
     Data processing service fees              320     237        751      724
     Advertising and promotion                 231     328        782      754
     Other                                     725     620      2,231    1,902
     Total non-interest expense              3,936   3,330     11,568    9,405

     Income before income tax expense        2,928   3,247      8,419   10,017
     Income tax expense                      1,133   1,220      3,257    3,799
     Net income                             $1,795  $2,027     $5,162   $6,218

    Basic earnings per share (1)             $0.15   $0.16      $0.42    $0.48
    Diluted earnings per share (1)           $0.14   $0.15      $0.41    $0.47

    (1) Earnings per share data for the 2002 periods have been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.



    Sound Federal Bancorp, Inc. and Subsidiary

    Other Financial Data
    (Unaudited)
    (Dollars in thousands, except per share data)

                                        At or for the Quarter Ended
                              Dec. 31, Sept. 30,  June 30, March 31,  Dec. 31,
                                 2003      2003      2003      2003      2002
    Net interest income        $6,687    $6,205    $6,530    $6,888    $6,398
    Provision for loan losses      75        75        50       100        50
    Non-interest income           252       228       285       267       229
    Non-interest expense:
       Compensation and
        benefits                2,107     2,006     1,992     1,839     1,650
       Occupancy and equipment    553       584       562       422       495
       Other non-interest
        expense                 1,276     1,058     1,430     1,066     1,185
     Total non-interest
      expense                   3,936     3,648     3,984     3,327     3,330
    Income before income tax
     expense                    2,928     2,710     2,781     3,728     3,247
    Income tax expense          1,133     1,060     1,064     1,420     1,220
    Net income                 $1,795    $1,650    $1,717    $2,308    $2,027
    Total assets             $881,637  $850,988  $835,635  $796,088  $779,465
    Loans, net                461,453   437,205   422,461   427,684   434,166
    Securities available for
     sale:
       Mortgage-backed
        securities            268,299   264,359   250,529   211,484   148,754
       Other securities        86,656    93,532    88,752    83,564    73,061
    Deposits                  698,416   653,395   633,265   604,260   592,417
    Borrowings                 35,000    55,000    35,000    35,000    34,973
    Stockholders' equity      132,091   137,780   139,822   138,321    68,246
    Performance Data:
    Return on average
     assets (1)                  0.82%     0.80%     0.85%     1.17%     1.14%
    Return on average
     equity (1)                  5.26%     4.76%     4.97%     7.75%    12.07%
    Average interest rate
     spread (1)                  2.92%     2.85%     3.07%     3.41%     3.66%
    Net interest margin (1)      3.17%     3.14%     3.39%     3.79%     3.81%
    Efficiency ratio            56.72%    56.71%    58.46%    46.80%    50.25%
    Per Common Share Data:
    Basic earnings per
     common share (2)           $0.15     $0.13     $0.14     $0.19     $0.16
    Diluted earnings per
     common share (2)           $0.14     $0.13     $0.14     $0.18     $0.15
    Book value per share (3)   $10.32    $10.46    $10.55    $10.44    $14.27
    Tangible book value per
     share (3)                  $9.23     $9.40     $9.50     $9.39    $11.35
    Dividends per share (2)     $0.06     $0.05     $0.05     $0.05     $0.03
    Capital Ratios:
    Equity to total assets
     (consolidated)             14.98%    16.19%    16.73%    17.38%     8.76%
    Tier 1 leverage capital
     (Bank)                     10.74%    10.82%    11.14%    11.29%     6.14%
    Asset Quality Data:
    Total non-performing
     loans                     $1,290    $1,751      $889      $477      $795
    Total non-performing
     assets                    $1,290    $1,751      $889      $477      $966

    (1) Ratios are annualized.
    (2) Per share data for the quarter ended December 31, 2002 has been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.
    (3) Computed based on total common shares issued, less treasury shares.

SOURCE  Sound Federal Bancorp, Inc.
    -0-                             01/28/2004
    /CONTACT: Anthony J. Fabiano, Senior Vice President, Chief Financial Officer and Corporate Secretary of Sound Federal Bancorp, Inc.,
+1-914-761-3636/
    /Web site:  http://www.soundfed.com /
    (SFFS)